Exhibit 99.1

DTI Motion Corp.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2020 AND 2019

Consolidated Financial Statements

DTI Motion Corp. and Subsidiary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
DTI Motion Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DTI Motion Corporation (the Company) as of December 31, 2020 and 2019, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flow for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2018.

Tampa, Florida
March 5, 2021

3001 N. Rocky Point Dr. East, Suite 200 i Tampa, Florida 33607 i 813.367.3527

DTI Motion Corp. and Subsidiary

Consolidated Balance Sheets

	As of December 31, 2020	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$68,943	$169,501
Inventory	44,904	-
Advances to officers	7,542	1,983
Deposits and prepaid expenses	12,000	21,950
Total current assets	133,389	193,434

Fixed assets
Property, plant and equipment, net	91,742	77,300
Total Assets	$225,131	$270,734

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,444,476	$236,698
Accrued interest	26,766	-
Notes payable	650,000	-
Total current liabilities	2,121,242	236,698

Long-term liabilities
Paycheck protection program (PPP) loan	111,477	-
Total long-term liabilities	111,477	-
Total Liabilities	2,232,719	236,698

Commitments and contingencies

Stockholders’ Equity
Series A Preferred stock, $0.0001 par value; 0 and 2,766,317 shares issued and outstanding at December 31, 2020 and 2019, respectively	-	277

Series B Preferred stock, $0.0001 par value; 0 and 2,424,625 shares issued and outstanding at December 31, 2020 and 2019, respectively	-	242

Series C Preferred stock, $0.0001 par value; 0 and 5,070,157 shares issued and outstanding at December 31, 2020 and 2019, respectively	-	507

Common stock, $0.0001 par value; 60,000,000 shares authorized; 10,058,259 and 7,678,535 shares issued and outstanding at December 31, 2020 and 2019, respectively	1,006	768
Additional paid in capital	11,169,643	10,407,450
Accumulated deficit	(13,178,237)	(10,375,208)
Total Stockholders’ Equity	(2,007,588)	34,036
Total Liabilities and Stockholders’ Equity	$225,131	$270,734

See accompanying notes to the financial statements.

DTI Motion Corp. and Subsidiary

Consolidated Statements of Operations

	For the years ended
	December 31,
	2020	2019
Revenue	$93,664	$8,558

Cost of sales	43,762	10,827

Gross profit	49,902	(2,269)

General and administrative corporate expenses:
Personnel expenses	1,027,259	562,383
General and administrative expenses	1,208,538	528,357
Stock-based compensation	355,534	518,663
Research and development	210,706	226,846
Depreciation expense	17,353	16,860
Total general and administrative corporate expenses	2,819,390	1,853,109

Loss from operations	(2,769,488)	(1,855,378)

Other income (expense):
Other income	-	1,231
Loss on disposal of assets	(4,067)	-
Interest expense	(29,474)	(3,486)
Total other income (expense)	(33,541)	(2,255)

Net loss	$(2,803,029)	$(1,857,633)

Basic and diluted earnings per share on net loss	$(0.31)	$(0.24)

Weighted average shares outstanding - basic and diluted	9,018,629	7,678,535

See accompanying notes to the financial statements.

DTI Motion Corp. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2020 and 2019

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2018	2,766,317	$277	2,424,265	$242	3,742,903	$374	7,678,535	$768	$8,448,927	$(8,517,575)	$(66,987)

Sale of Series C Preferred Stock	-	-	-	-	1,327,254	133	-	-	648,395	-	648,528

Stock-option based compensation	-	-	-	-	-	-	-	-	518,663	-	518,663

Warrants issued in connection with the sale of Series C Preferred Stock	-	-	-	-	-	-	-	-	791,465	-	791,465

Net Loss	-	-	-	-	-	-	-	-		(1,857,633)	(1,857,633)

Balance December 31, 2019	2,766,317	277	2,424,265	242	5,070,157	507	7,678,535	768	10,407,450	(10,375,208)	34,036

Sale of Series C Preferred Stock	-	-	-	-	80,000	8	-	-	53,456	-	53,464

Warrants issued in connection with the sale of Series C Preferred Stock	-	-	-	-	-	-	-	-	46,536	-	46,536

Issuance of common stock for director services	-	-	-	-	-	-	210,000	21	34,084	-	34,105

Recapitalization at reverse merger - May 20, 2020	(2,766,317)	(277)	(2,424,265)	(242)	(5,150,157)	(515)	2,111,465	211	618,673	-	617,850

Issuance of common stock for services	-	-	-	-	-	-	58,259	6	9,444	-	9,450
Net loss	-	-	-	-	-	-	-	-		(2,803,029)	(2,803,029)

Balance December 31, 2020	-	$-	-	$-	-	$-	10,058,259	$1,006	$11,169,643	$(13,178,237)	$(2,007,588)

See accompanying notes to the financial statements.

DTI Motion Corp. and Subsidiary

Consolidated Balance Sheets

	For the years ended
	December 31,
	2020	2019

Cash Flows from Operating Activities
Net Loss	$(2,803,029)	$(1,857,633)

Adjustments to reconcile net loss to net cash used by operating activities:
Stock compensation	355,534	518,663
Depreciation	17,353	16,860
Loss on disposal of assets	4,067	-
Changes in operating assets & liabilities
Accounts receivable	-	112,000
Inventory	(44,904)	-
Officer advances	(5,559)	(1,983)
Deposits & prepaid expenses	9,950	(12,863)
Accounts payable and accrued liabilities	1,508,158	(69,457)
Accrued interest	26,766	-
Net cash used by operating activities	(931,664)	(1,294,413)

Cash Flows from Investing Activities
Capital expenditures	(30,371)	(10,269)
Net cash used by investing activities	(30,371)	(10,269)

Cash Flows from Financing Activities
Proceeds from notes payable	650,000	-
Proceeds from PPP loan	111,477	-
Proceeds from issuance of Series C Preferred Stock	100,000	-
Issuance of preferred stock	-	1,439,993
Net cash provided by financing activities	861,477	1,439,993

Increase in Cash	(100,558)	135,311

Cash at beginning of period	169,501	34,190

Cash (and equivalents) at end of period	$68,943	$169,501

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the financial statements.

DTI MOTION, INC AND SUBSIDIARY

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

DTI Motion Corp (“Motion or “the Company”) was formed as a Delaware corporation on January 24, 2020. The initial shareholding was set up on March 15, 2020 and a share offering was made at the end of March, 2020. On March 27, 2020, Motion entered into a secured, short-term loan in an amount up to $249,000 to Discovery Technology International, Inc. (“DTI”) for the purpose of funding of operations. The loan maturity was April 27, 2020. DTI was unable to repay the loan and the shareholders authorized a merger between Motion (legal acquirer) and DTI (accounting acquirer) which was completed on May 20, 2020. See Note 3 for further details on the share exchange.

DTI was converted from a limited liability partnership to a corporation on January 26, 2011 in the state of Florida. DTI’s office is located in Sarasota, Florida. DTI is a company focused on the ultrasonic standing wave-type piezo motor technology for rotary and linear motion. DTI has experience in the research and development, as well as the manufacturing, of piezo motors for high-tech industries across the globe.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are as follows:

Basis of Presentation and Consolidation

The Company has one wholly-owned subsidiary: Discovery Technology International, Inc. (“DTI”). The consolidated financial statements, which include the accounts of the Company and its wholly-owned subsidiary, are prepared in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP). All significant intercompany balances and transactions have been eliminated. The consolidated financial statements, which include the accounts of the Company and its wholly-owned subsidiary, and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in US dollars. The year end is December 31.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and interest, certain notes payable, approximate their fair values because of the short maturity of these instruments. The Company accounts for its equity instruments (such as warrants and stock-based compensation) at fair value.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of operations of the respective period. The estimated useful lives range from 3 to 7 years.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from product sales. The performance obligation associated with a typical product sale will be satisfied upon shipment to the customer, and the revenue will be recognized at that time.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income Taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. Through December 31, 2020, the Company has an accumulated deficit. Due to uncertainty of realization for these losses, a full valuation allowance is expected. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Stock based compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of December 31, 2020 and 2019 there were 0 and 1,101,762 options outstanding, respectively. For the years ended December 31, 2020 and 2019, the Company recorded $355,534 and $518,663 in stock-based compensation expenses, respectively which is included within general and administrative expenses on the accompanying statements of operations.

Recently Adopted Accounting Pronouncements

On June 20, 2018, the Financial Accounting Standards Board, or FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on January 1, 2019. The adoption of this standard did not have a material impact on the financial statements.

Financial Accounting Standards Board, or FASB, Accounting Standards Update, or ASU 2016-02 “Leases (Topic 842)”- In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has an occupancy lease with a one-year term and has elected to apply the short term lease exception.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – EXCHANGE AGREEMENT

On April 8, 2020, DTI Motion Corp (“DTIM”) along with Discovery Technology International, Inc., a Delaware corporation (“DTI”) and DTIM, Inc., a newly formed, wholly-owned subsidiary of DTIM (the “Merger- Sub”) entered into a merger agreement. The merger was considered effective on May 20, 2020. As part of the agreement the Merger-Sub merged with and into DTI with DTI surviving as a wholly-owned subsidiary of DTIM and all outstanding shares of the Company’s common stock (“DTI Common Stock”), Series A Preferred Stock (“DTI Series A Preferred Stock”), Series B Preferred Stock (“DTI Series B Preferred Stock”) and Series C Preferred Stock (“DTI Series C Preferred Stock”) and together with the DTI Company Common Stock, collectively, the “DTI Capital Stock”), automatically converted into shares of common stock of DTIM (“DTIM Common Stock”). In addition, all outstanding DTI stock options (“DTI Stock Options”) granted under DTI’s equity incentive plan (the “DTI EIP”) and common stock purchase warrants (“DTI Warrants”) were cancelled. Holders of such cancelled DTI Warrants received shares of DTIM Common Stock, all in consideration for and settlement of each holder’s cancellation of its DTI Warrants.

The merger has been accounted for as a reverse merger transaction, with DTI as the accounting acquirer and DTIM as the accounting acquiree. The acquisition of a private operating company (“DTI”) by a nonoperating shell company (“DTIM”) is considered in substance, a capital transaction rather than a business combination (or asset acquisition). That is, the transaction is a reverse recapitalization, equivalent to the issuance of shares by the private operating company for the net monetary assets of the shell company accompanied by a recapitalization. There is no goodwill or other intangible assets recognized.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Computer equipment	$4,164	$7,062
Machinery and equipment	121,433	92,630
Computer software	-	6,995
Leasehold improvements	5,000	-
Less: Accumulated depreciation	(38,855)	(29,387)
Total, net	$91,742	$77,300

Depreciation expense was $17,353 and $16,860 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2020 and 2019, consisted of the following:

	December 31,	December 31,
	2020	2019
Accounts payable	$398,155	$46,542
Accrued payroll	997,410	147,131
Credit card payable	42,361	37,891
Accrued director fees	5,133	5,134
Accrued - other	1,417	-
Total	$1,444,476	$236,698

NOTE 6 – NOTES PAYABLE

In July 2020, Motion made an offering of convertible notes not to exceed approximately $2,400,000. In October, the Board authorized increasing the potential investment to not exceed $5,000,000. Unless earlier terminated by the Company, the offering shall terminate on April 30, 2021. These notes are payable by August 21, 2021, interest accruing at 10% per annum. At the completion of a qualifying investment, Motion, at its sole discretion may convert the loans and any accrued interest to common stock with a 120% multiplier on the value of the common stock in the qualifying investment. As of December 31, 2020, the carrying amount of these notes was $650,000 with accrued interest of $26,766.

NOTE 7 – PAYCHECK PROTECTION PROGRAM LOAN

In May 2020, DTI received a Paycheck Protection Program (PPP) loan under the terms of the CARES Act in the amount of $106,477 and an Economic Industry Disaster Loan (“EIDL”) of $5,000. The interest rate on the PPP loan is 1% fixed with a term of 24 months. DTI may apply for loan forgiveness.

NOTE 8 - EQUITY

On May 20, 2020 a merger was completed between Motion and DTI. The merger was approved by over 66% of all classes of stock for both Motion and DTI. Terms for the merger were included in a confidential term sheet. All common stock, preferred stock Series A, B and C, and warrants of DTI were converted. All DTI options were cancelled as of the merger date. See Footnote 3. The conversion ratio for the different classes of stock were agreed to by the shareholders in the merger. The conversion ratios were as follows:

Conversion ratio
DTI Pre-merger stockholders (Common Stock)	16.13
DTI Pre-merger stockholders (Series A)	5.76
DTI Pre-merger stockholders (Series B)	5.38
DTI Pre-merger stockholders Series B Exchange Warrants	16.13
DTI Pre-merger stockholders (Series C)	3.75
DTI Pre-merger stockholder Series C Exchange Warrants	8.06
Placement Agent Warrants	1.61

Common stock

After the merger and recapitalization on May 20, 2020, there were 10,000,000 shares issued and outstanding.

On June 10, 2020, 24,759 shares were issued for commission on the March 2020 investment in Motion. Inclusive of shares issued to preserve anti-dilution of 33,500, the total shares issued were 58,259. The shares were valued at $9,450.

As of December 31, 2020 and 2019, there were 10,058,259 and 7,678,535 shares issued and outstanding, respectively.

DTI Preferred stock

In 2019, there were 15,000,000 shares authorized as preferred stock, of which 2,766,317 are designated as Series A, 3,390,780 are designated as Series B and 5,742,903 designated as Series C. 3,100,000 shares have yet to be designated. At the merger all DTI preferred stock was converted to common stock of Motion.

Series C Preferred Stock

Between March 20, 2019 and December 9, 2019, DTI sold 1,327,254 shares of Series C Preferred Stock for $1,659,068. The Company received $1,439,993 in net proceeds after $219,075 in stock issuance costs. In connection with the sale, the holders received 1,327,254 Class A Warrants and 663,627 Class B Warrants. The amount of $1,659,068 was allocated among the instruments as follows: (i) $867,603 to Series C Preferred Stock, (ii) $561,559 to Class A Warrants, and (iii) $229,906 to Class B Warrants.

In connection with the Series C Preferred issuances, the Company issued 712,431 warrants to the Series B Preferred holders to make them whole. These warrants were valued at $349,078 and are recorded on the statement of operations under stock-based compensation. At the merger the Series C preferred stock and warrants were converted to common stock of Motion.

On February 20, 2020 DTI issued 80,000 shares of Series C Preferred Stock and 120,000 warrants for $100,000.

The Company has selected the Black-Scholes-Merton (“BSM”) valuation technique to fair value the warrants because it believes that this technique is reflective of all the inputs that market participants would likely consider in transactions involving warrants. Significant inputs and results arising from the BSM calculation are as follows:

	December 31, 2020	December 31, 2019
Underlying price	$1.25	$1.25
Contractual strike price	$1.25 - $3.00	$1.25 - $3.00
Contractual term to maturity	5.00 Years	5.00 Years
Market volatility:
Equivalent Volatility	83.36%	66.17% - 130.70%
Interest rate	1.37%	1.37% - 3.04%

At the merger, the Series C preferred stock and warrants were converted to common stock of Motion.

Equity Incentive Plan

On August 19, 2011, the Board of Directors adopted DTI’s “2011 Equity Incentive Plan” (the “Plan”) effective immediately. The maximum number of options issuable under the Plan is 1,000,000 shares or additional amounts if needed under shareholder approval. The exercise price of the options granted under the plan is determined by the Board at its sole discretion. Options are exercisable over periods not exceeding ten years and vesting and exercisability is determined by the board at grant. The plan involves restricted stock and stock options. Stock options can be incentive stock options and non-qualified options.

During the year ended December 31, 2019, DTI granted a total of 105,000 options with an exercise prices of $1.25. The grant date value of these options was $104,550. Of the $104,550 in grant date fair value, $30,882 was recorded as stock-based compensation for the year ended December 31, 2019. Of the 880,000 options granted in 2018, $487,781 was recorded as stock-based compensation for the year ended December 31, 2019. The aggregate compensation expense for the year ended December 31, 2019 was $518,663. As of the merger date of May 20, 2020, all options were cancelled. As a result of the cancellation, the unvested portion of $311,979 was accelerated and the expense was charged in full immediately.

The Company selected the Black-Scholes-Merton (“BSM”) valuation technique to calculate the grant date fair values for the stock options because it believes that this technique is reflective of all the inputs that market participants would likely consider in transactions involving warrants. The inputs include the strike price, underlying price, term to expiration, volatility, and risk-free interest rate.

No options were outstanding as of December 31, 2020. At December 31, 2019 options outstanding were:

		Weighted	Weighted
		Average	Average
	Number	Exercise	Remaining
	of Options	Price	Contractual Life
Options Outstanding – January 1, 2019	1,060,000	$1.33	8.8 years
Issued	105,000	$1.32	10 years
Exercised	-
Expired
Forfeited	(63,238)	$1.91	6.9 years
Options Outstanding – December 31, 2019	1,101,762	$1.40	7.9 years
Issued	-
Exercised	-
Expired	-
Forfeited	-
Cancelled at merger date	(1,101,762)
Options Outstanding – December 31, 2020	-	$

Warrants

No warrants were outstanding for the Company at year end. The following table represents warrant activity for DTI as of and for the years ended December 31, 2020 and 2019:

		Weighted	Weighted
		Average	Average
	Number	Exercise	Remaining
	of Warrants	Price	Contractual Life
Warrants Outstanding – January 1, 2019	7,839,804	$1.85	4.0 years
Issued	2,119,553	$2.00	5.0 years
Exercised	-
Expired	-
Warrants Outstanding – December 31, 2019	9,959,357	$1.88	3.30 years
Issued	-
Exercised	-
Expired	-
Cancelled at merger date	(9,959,357)
Warrants Outstanding – December 31, 2020	-

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2020, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

The Company entered into employment agreements with its President and Chief Executive Officer as of March 15, 2020. Under the terms of these agreements the Company will be liable for severance and other payments under certain conditions. The employment agreements are for a period of 36 months and may be terminated by the Chief Executive Officer or President upon three months written notice.

The Company entered into a facilities’ lease on January 1, 2020 for a premise located at 6968 Professional Parkway East, Sarasota, FL 34240. The lease period is for one year. Under Topic 842, a short-term lease is a lease that, at the commencement date, has a ‘lease term’ of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. Although short-term leases are in the scope of Topic 842, a simplified form of accounting is permitted. A lessee can elect, by class of underlying asset, not to apply the recognition requirements of Topic 842 and instead to recognize the lease payments as lease cost on a straight-line basis over the lease term. The Company has elected the short-term method to account for these leases. Total rent expense for the years ending December 31, 2020 and 2019 were $45,551 and $42,571, respectively, which are included in general and administrative expense within the accompanying statements of operations.

NOTE 10 – GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2020 and December 31, 2019, the Company had $68,493 and $169,501 in cash and $1,987,853 and $43,264 in negative working capital, respectively. For the years ended December 31, 2020 and 2019, the Company had a net loss of 2,803,029 and $1,857,633, respectively. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 11 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of December 31, 2020 the Company had net operating loss carry forwards of approximately $13,178,237 that may be available to reduce future years’ taxable income in varying amounts through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2020 was approximately $13,178,237. The net change in valuation allowance during the year ended December 31, 2020 was $(2,803,029). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The components of the net deferred tax asset (liability) at December 31, 2020 and, 2019 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31,	December 31,
	2020	2019
Net operating loss carry-forward	$13,178,237	$10,375,208
Valuation Allowance	(13,178,237)	(10,375,208)
Net Deferred Tax Asset (Liability)	$-	$-

Income tax benefit resulting from applying statutory rates in jurisdictions in which we are taxed (Federal and State of Florida) differs from the income tax provision (benefit) in our financial statements. The following table reflects the reconciliation for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Benefit at federal and statutory rate	(21)%	(21)%
Change in valuation allowance	21%	21%
Effective tax rate	0%	0%

NOTE 12 – SUBSEQUENT EVENTS

On January 19, 2021, the Company issued a 10% convertible note for $250,000. The note matures on August 21, 2021 and is convertible to Company common stock at a 120% multiplier of the conversion rate of a public or private placement of $1,000,000 or greater.

The Company changed its name from DTI Motion Corp. to Piezo Motion Corp. on February 1, 2021.

The Company entered into a lease agreement for office space located in Sarasota, Florida. The term of the lease is for a period of two years commencing on February 1, 2021 and ending on February 1, 2023. The rent is $6,530 per month for year 1, $6,726 per month for year 2 and $6,928 per month for year 3. The Company will account for the lease under ASC 842 whereby the operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date.

On January 19, 2021 and February 10, 2021 respectively, the Company issued 10% convertible notes for $250,000 each, for a total of $500,000. The notes mature on August 21, 2021 and are convertible to Company common stock at a 120% multiplier of the conversion rate of a public or private placement of $1,000,000 or greater.